UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 8, 2007



                                Regal Rock, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                333-134536                 Pending
----------------           ----------------           ------------------
(State or other            (Commission                (IRS Employer
jurisdiction of            File Number)               Identification No.)
incorporation)

#41-3960 Canada Way
Burnaby, British Columbia, Canada                     V5G 1G7
---------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:604-377-8758
                                                 --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))







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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 7, 2007, Mr. Bruce Biles resigned as our President and Chief Executive Officers and as a member of the board of directors.

On August 7, 2007 the Board of Directors appointed Mr. Eric Wildstein as President, Chief Executive Officer and to serve as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between Mr. Wildstein and any of our members of the Board of Directors or executive officers.

Since graduating with a Bachelor's of Science degree in Kinesiology from Arizona State University in 2003, Mr. Wildstein was involved in the set-up and operation of a successful chain of health food restaurants and related catering operations in Scottsdale, Arizona. During this time, Mr. Wildstein was also involved in venture capital investments and was associated with an established hospitality company involved in the public relations and event management sector.

Mr. Wildstein has not had any other material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Wildstein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Regal Rock, Inc.
                                      a Nevada corporation

                                             /s/  Wu Chih Chun
                                      By:____________________________
                                            Wu Chih Chun, Director